CERTIFICATIONS PURSUANT TO

                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         As required by 18 U.S.C. Section 1350, I, Jeffery G. Hough, Senior Vice President and Chief Financial Officer, hereby certify that, to the best of my knowledge:
         1. this Quarterly Report on Form 10-Q for the period ended September 30, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
         2. the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                            Dated: November 14,, 2003

                              /S/ JEFFERY G. HOUGH
                                Jeffery G. Hough
                Senior Vice President and Chief Financial Officer
                  (Principal Financial and Accounting Officer)